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                                                                    EXHIBIT 23.1







            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM



We consent to the incorporation by reference in the Registration Statements (Nos. 333-93933, 333-105424, 333-105425, and 333-111037) of Civitas BankGroup,
Inc. on Form S-8 and the Registration Statement (No. 333-107352) of Civitas BankGroup, Inc. on Form S-3 of our reports dated March 14, 2006, with respect to the consolidated financial statements, management's assessment of the effectiveness of internal control over financial reporting, and the effectiveness of internal control over financial reporting, included in the Annual Report on Form 10-K of Civitas BankGroup, Inc. for the year ended December 31, 2005.



                                         /s/ Crowe Chizek and Company LLC

Brentwood, Tennessee
March 16, 2006